Exhibit 10.1

Cooperation Agreement

Party A: Jin Xuan (Hainan) Holding Co., Ltd.

Party B: Kaiwo International Trading (Hainan) Co., LTD

Based on the fact that: Party A is publicly listed company of China concepts stock in the United States and has mature resource advantage, stable purchasing capability in the North American market, and as an integrated service provider for global elite families for a long time. Thus, after the friendly negotiation between Party A and Party B (hereinafter referred to as “both parties”), following the principle of equality and mutual benefit, on the basis of complementary advantages, both parties collaborate on integrating the advantageous resources, and plan to establish a long-term and in-depth cooperation. Therefore, both parties hereby reached to a Cooperation Agreement (hereinafter referred to as “This Agreement”) as follows:

I. Purpose of Cooperation

1. Both parties intend to establish a close, long-term and harmonious cooperative relationship. Therefore, both parties are now cooperating in the supply chain of imported luxurious cars with over 200 miles, channel distribution, and rights and interests of key customers, etc., so as to realize complementary advantages and long-term development.

2. The basic principles of this Agreement are voluntariness, equality, win-win, mutual benefit, mutual support and promotion, common development, adherence to trade secrets, and joint market development.

3. Both parties shall give full play to their respective advantages, improve competitiveness, and jointly explore the market.

4. This Agreement will clear and define the basic principles of cooperation between both parties, and shall serve as a guiding document for long-term cooperation between both parties in the future, as well as the basis for both parties to sign relevant contracts.

II. Scope of Cooperation

1. The scope of cooperation of This Agreement includes but is not limited to market development, customer loyalty program, and technical service cooperation between Party A and Party B in supply chain of imported luxurious cars, channel distribution, and rights and interests of key customers, etc., which shall be subject to the written agreement of both parties.

2. Within the first year from the date of signing this Agreement, the sales target of Party B is expected to be 200 luxurious cars, with a total value of USD 40-50 million (subject to the actual income of Party A). If Party B completes the sales target mentioned above in advance within this period, Party A may give a certain amount of rewards to Party B when formulating the sales distribution for the second year based on the actual sales performance of Party B in the first year.

III. Both Parties’ Responsibilities

1. Both parties shall cooperate to jointly expand the duty-free and bonded sales market share of luxurious cars in China

2. Party A’s responsibilities are: in-depth development of supply chain and empowerment of various rights and interests of key customers, development of luxurious cloud warehouse.

3. Party B’s responsibilities are: brand promotion, establishment of the first one-stop-shop vehicle purchase platform for duty-free vehicles in China, and multi-channel distribution, such as recruiting influencers.

4. During the period of cooperation, Party A and Party B may, based on the actual development of their own resources, choose to share resources and jointly develop new projects and new cooperation modes. For new projects jointly developed by both parties, a new cooperation agreement shall be signed according to the specific situation of the project to stipulate relevant contents.

IV. Term of Cooperation

1. Both parties are committed to establishing a long-term and in-depth cooperative relationship. If either party considers that the other party’s behavior infringes upon its legitimate rights and interests, or for any other appropriate reason, the party may terminate This Agreement by consensus when the party deems it unnecessary or impossible to cooperate. In this situation, neither party shall be liable for any legal liabilities and consequences. Upon termination of This Agreement, both parties shall immediately stop the external promotion in the name of the other party.

2. If either party intends to terminate this Agreement, the party shall negotiate with the other party at least 30 days in advance.

3. If both parties agree to terminate this Agreement, they shall continue to perform the purchase and/or sales agreement of each project that had been signed during the cooperation period until the completion of such purchase and/or sales agreement, or until the termination of such project cooperation upon mutual consent of both parties.

V. Profit Distribution Method

1. When signing This Agreement, both parties shall clearly agree on the operating expenses to be assumed by each party.

2. In regards to the business which is in connection with this Agreement, including but not limited to, influencer distribution targeted at third party, distribution business, consignment business, etc., Party A will provide Party B with the pricing of the selling products (including the taxes and fees for invoicing Party B by Party A). Party B may set its own price during external distribution, but the minimum price shall not be lower than that of the products provided by Party A. The portion of the distribution price of Party B that is higher than the price of Party A’s products shall be deemed as Party B’s sales share and shall be owned by Party B. In addition, if a site is required, the site costs (including but not limited to space rent, personnel costs, beverage costs, and other costs) shall be assumed by Party B as operating expenses.

3. Payment timeline: The parties shall settle the payment after the delivery of each batch of luxurious cars. Party B shall pay all the cost of this batch of luxurious cars to Party A in one lump sum within 10 days after receiving the batch of luxurious cars, and Party A shall issue an invoice of the same amount to Party B within two business days.

VI. Confidentiality Clause

Both parties shall be obliged to keep confidentiality in terms of the business, technical information, and trade secrets of the other party that they gain or hold in the course of business cooperation. The information shall not be disclosed to a third party without the written consent of the other party. If either party breaches the confidentiality clause and leads to losses to the other party, the breaching party shall bear corresponding economic and legal liabilities.

VII. Receipt of Notice

Communication between the parties shall include but is not limited to the following, and other contact information as notified in a written format by the parties:

Party A: JXLuxventure (Hainan) Co., LTD

Address:

Contact person:

E-mail:

Party B: Kaiwo International Trading (Hainan) Co., LTD

Address:

Contact person:

E-mail:

The parties to This Agreement may send documents to other parties by express delivery, in-person delivery, or E-mail.

VIII. The Force Majeure

In case of force majeure factors (such as natural disasters, war, and social major changes, etc.) take place and prevent the store from normal operation, which prevents any parties to perform This Agreement, the affected party can suspend the execution of This Agreement, and it will not be deemed as default, and the responsibility of both parties also postpone. The affected party shall promptly provide proof of the occurrence of the force majeure to other parties, failing which, it shall be deemed that the force majeure has not occurred. If the force majeure event is permanently irrecoverable or its effects cannot be eliminated, the other party has the right to terminate This Agreement. If This Agreement is thus terminated, neither party shall be in breach of This Agreement.

IX. Supplementary Articles

1. This Agreement is the basis of the strategic cooperation between both parties. In the condition that both parties subsequently reach new matters or develop specific contracts for cooperation, or if there is any discrepancy between the terms of the specific contracts and the matters set forth in This Agreement, the subsequent agreements, and specific contracts shall prevail.

2. The modification, termination, and other matters not covered herein shall be separately entered into by both parties in a supplementary agreement upon mutual agreement.

3. Disputes in connection with This Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, the dispute shall be under the jurisdiction of the People’s Court of the place where Party A is located.

4. This Agreement is made in duplicate, with each party holding one copy. This Agreement shall come into force after being sealed by both parties and have the same legal effect.

5. Other matters not covered herein shall be governed by the relevant provisions of the Civil Code of the People’s Republic of China.

(No text below)

Party A (Seal):

Signed by an authorized representative of the legal person:

Date:

Party B (Seal):

Signed by an authorized representative of the legal person:

Date:

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